Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in ProShares Trust II’s Amendment No. 2 on Form 10-K/A for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We hereby consent to the use in this Registration Statement on Form S-1 of ProShares Trust II, of our report dated April 8, 2011 relating to the financial statements of ProShares Ultra DJ-UBS Natural Gas and ProShares UltraShort DJ-UBS Natural Gas, two separate series of ProShares Trust II, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We hereby consent to the use in this Registration Statement on Form S-1 of ProShares Trust II, of our report dated April 8, 2011 relating to the financial statements of ProShares Ultra VIX Short-Term Futures ETF and VIX Short-Term Futures ETF, two separate series of ProShares Trust II, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

January 27, 2012